UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2024

United Therapeutics Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26301	52-1984749
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1000 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

 (301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	UTHR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On February 26, 2024, United Therapeutics Corporation (the Company) filed a motion in the U.S. District Court for the District of Delaware for a preliminary injunction in its previously-disclosed patent litigation with Liquidia Technologies, Inc. (Liquidia) related to Liquidia’s efforts to seek approval by the U.S. Food and Drug Administration (FDA) for a pulmonary hypertension associated with interstitial lung disease (PH-ILD) indication for its inhaled treprostinil product. Liquidia’s investigational product is currently tentatively approved by the FDA for the treatment of pulmonary arterial hypertension (PAH) but not PH-ILD. In this litigation, the Company alleges that Liquidia’s product for use in PH-ILD infringes the Company’s U.S. Patent No. 11,826,327 (the ’327 patent), which expires in 2042. The ’327 patent generally covers improving exercise capacity in patients suffering from PH-ILD by administering treprostinil by inhalation. In its preliminary injunction motion, the Company asked the district court to enjoin Liquidia from marketing its product for PH-ILD until the court can adjudicate the Company’s infringement claims.

Separately, as previously disclosed, the Company has initiated litigation in the U.S. District Court for the District of Columbia against the FDA in another case regarding the FDA’s review of Liquidia’s efforts to obtain a PH-ILD indication for its inhaled treprostinil product. Liquidia submitted an amendment to the pending new drug application (NDA) for its product to pursue approval for a PH-ILD indication. The suit alleges that FDA rules, precedents, and procedures require that such a new indication be pursued in a new NDA rather than as an amendment to a pending NDA. Thus, the Company has asked FDA to require Liquidia to submit a new NDA if it wishes to further pursue approval for a PH-ILD indication. The Company believes that if Liquidia is required to submit a new NDA, the Company would be entitled to a 30-month stay of any PH-ILD approval for Liquidia’s product as a result of the ’327 patent litigation.

Together, these two litigation matters respond to Liquidia’s efforts to add PH-ILD to its unapproved product label, in addition to an indication for the treatment of PAH. The NDA for Liquidia’s product relies on the clinical data underlying the NDA for the Company’s product, Tyvaso® (treprostinil) Inhalation Solution, which is FDA-approved for the treatment of both PAH and PH-ILD. The PH-ILD indication was added to the label for nebulized Tyvaso in 2021, following the first-ever successful pivotal clinical trial of a therapy for PH-ILD. If either a preliminary injunction or a 30-month stay is granted, then Liquidia’s product would be precluded from being marketed for PH-ILD while the underlying ’327 patent litigation proceeds.

For more details concerning the Company’s litigation matters regarding Liquidia, please see Note 14 – Litigation to the Company’s Annual Report on Form 10-K filed on February 21, 2024.

TYVASO is a registered trademark of United Therapeutics Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: February 27, 2024	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel